UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On March 4, 2010, the United States Court of Appeals for the Federal Circuit in Washington, D.C. fully affirmed the United States District Court for the Eastern District of Texas’s finding of contempt of its permanent injunction against EchoStar, including both the disablement and infringement provisions, regarding EchoStar’s on-going infringement of TiVo’s U.S. Patent No. 6,233,389. The Appeals Court’s decision upheld the District Court’s decision to hold EchoStar in contempt. In related rulings, the District Court last year awarded TiVo approximately $300 million in damages and contempt sanctions relating to EchoStar infringement through July 1, 2009. That amount is in addition to the approximately $104.6 million that EchoStar has already paid to TiVo in connection with EchoStar’s infringement. EchoStar has stated that it shall ask for an en banc review by the full U.S. Court of Appeals for the Federal Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 5, 2010	By:	/s/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)